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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COBIZ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CoBiz Inc.

        April 16, 2003

Dear Fellow Shareholder:

        This year's Annual Meeting of Shareholders of CoBiz Inc., a Colorado corporation (the "Company"), will be held at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202 on May 21, 2003 at 8:00 a.m., M.D.T. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Shareholders. The Company's Board of Directors recommends that you vote: (i) FOR the election of management's nine nominees to serve as directors of the Company, (ii) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, and (iii) AGAINST a proposal by a shareholder to cease using any form of executive compensation, including executive stock options, unless the costs of such compensation are included as an expense in the annual income and expense statements.

        To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

        At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. Shareholders will be given the opportunity to address questions to the Company's management. I hope you will be able to join us.

Sincerely,

Steven Bangert Chairman of the Board and Chief Executive Officer

COBIZ INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

to be held on May 21, 2003

TO THE SHAREHOLDERS OF COBIZ INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of CoBiz Inc., a Colorado corporation (the "Company"), will be held at 8:00 a.m., M.D.T., on May 21, 2003, at the Hotel Monaco, 1717 Champa Street, Denver, Colorado, for the following purposes:

  1.
  To elect nine directors;

  2.
  To consider and vote on the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003;

  3.
  To consider and vote on a proposal by a shareholder to cease using any form of executive compensation, including executive stock options, unless the costs of such compensation are included as an expense in the annual income and expense statements; and

  4.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 14, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of your Company either by attending the meeting in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Richard J. Dalton Executive Vice President, Chief Financial Officer And Secretary

Dated: April 16, 2003

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN
THE PROXY CARD IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.
YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND IF
YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY
AND VOTE IN PERSON.

COBIZ INC.
PROXY STATEMENT

For
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 21, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoBiz Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 21, 2003, at 8:00 a.m., M.D.T., at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202, and at any adjournment thereof.

GENERAL INFORMATION

        A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or of a duly executed proxy bearing a later date or by voting in person at the meeting. Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy. If no direction is made in the proxy, the shares represented by the proxy will be voted as recommended by the Board of Directors. This Proxy Statement and the accompanying form of proxy are first being transmitted or delivered to holders of the Company's common stock ("Common Stock") beginning on or about April 16, 2003, together with the Company's 2002 Annual Report to Shareholders.

        Only shareholders of record at the close of business on April 14, 2003 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. As of that date, there were 13,413,105 shares of Common Stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares as to which the shareholder instructs the proxy to abstain from voting on any matter or withholds authority to vote for a director will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting but as not voted for purposes of determining the approval of any such matter or the election of directors. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), those shares will be treated in the same manner as abstentions.

        The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum. Directors are elected by plurality vote (i.e., the nine persons who receive the most votes will be elected). The proposal to ratify the selection of the Company's independent auditors and the shareholder proposal regarding the expensing of executive compensation, including executive stock options will be approved if more votes are cast for the proposal than are cast against it. Accordingly, an abstention, a broker non-vote or a failure to submit a proxy has no effect on the outcome of the election of directors or the votes on those proposals (assuming a quorum is present).

        The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

        The Company's principal executive offices are located at 821 17th Street, Denver, Colorado 80202.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.    Election of Directors

        The business and affairs of the Company are managed under the direction of its Board of Directors, which is comprised of twelve members. At the Company's 2002 Annual Meeting, the shareholders approved a proposal to amend the Company's Articles of Incorporation and Bylaws to provide for the election of all directors annually. Prior to the amendment, the Company's Articles of Incorporation and Bylaws provided for three classes of directors who served for staggered terms of three years each. The amendment did not shorten the three-year term of the directors previously elected at the 2001 Annual Meeting. The terms of nine directors expire this year. In 2004 all directors will be elected annually for a one-year term.

        Steven Bangert, Virginia K. Berkeley, Alan R. Kennedy, Mark S. Kipnis, Thomas M. Longust, Jonathan C. Lorenz, Evan Makovsky, Noel N. Rothman, and Timothy J. Travis are the incumbent directors whose terms will expire at the Annual Meeting. Except for Ms. Berkeley, all of them are being nominated for re-election at the Annual Meeting. Ms. Berkeley, the President of Colorado Business Bank—Denver and a director of the Company since October 1995, has withdrawn her name from consideration as the Company wishes to elect an additional outside director to the Board. The Board's Nominating Committee is recommending Jerry W. Chapman as a successor to Ms. Berkeley.

        Each of the nominees has indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion.

  The Board of Directors recommends a vote FOR the election of these directors.

        Information regarding directors and director nominees is set forth below:

NOMINEES FOR DIRECTOR

        Steven Bangert, age 46, has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1994. He also serves as Chairman of the Board of the Company's wholly owned subsidiary American Business Bank, N.A. (the "Bank") and as a director of Colorado Business Leasing, Inc. ("CBL") and CoBiz GMB, Inc., which are direct or indirect subsidiaries of the Company. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc. ("Western Capital"), formerly the bank holding company for River Valley Bank—Texas, located in McAllen, Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank—Texas, and, from April 1988 to July 1994, he served as Vice Chairman of the Board and Chief Executive Officer of River Valley Savings Bank—Illinois, a financial institution with locations in Chicago and Peoria, Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. He holds a B.S. degree in business administration from the University of Nebraska—Lincoln.

        Jerry W. Chapman, age 62, has 39 years of public accounting and consulting experience. Since 2000, he has served as a consultant to clients requiring strategic, governance and market-driven services. Additionally, he serves on the Board of Directors and as Audit Committee Chair of Inter-Tel, Inc., a $400 million Nasdaq listed company, and on the Board of Directors of Health Care Excel, a large multi-state healthcare quality assurance and consulting organization. From January 1993 to December 1999, Mr. Chapman served as a Senior Consulting Partner with Arthur Andersen LLP. From July 1989 to December 1993, Mr. Chapman operated Insight Partners, a consulting firm he established that offered planning, governance, financial and economic services to financial, healthcare, governmental and not-for-profit organizations. From November 1968 to June 1989, Mr. Chapman was with Ernst & Whinney (now Ernst & Young). From 1977 through June 1989, he served as a partner with the firm, and during the last ten years of this period, served as the Partner-In-Charge of the firm's Southwestern offices. Mr. Chapman is a Certified Public Accountant and earned a B.S. degree in Accounting from the University of Great Falls, Montana.

        Alan R. Kennedy, age 60, has served as a director of the Company since the Company's acquisition of First Capital Bank of Arizona ("First Capital") in March 2001. From August 1996 until March 2001, Mr. Kennedy served as a director of First Capital. Mr. Kennedy is an owner and a board member of the DeHaven Companies, a home building and commercial real estate development business headquartered in Phoenix, Arizona, that he founded in 1980. From 1990 through 1992, Mr. Kennedy was a member of the Phoenix City Council and served as Vice Mayor during 1991. He obtained two Bachelors Degrees from Ohio State University and a Masters Degree from Arizona State University.

        Mark S. Kipnis, age 55, has served as a director of the Company since September 1994. Since January 1998, he has also served as Vice President, Secretary and Corporate Counsel for Hollinger International Inc., a newspaper publishing company that is publicly traded on the New York Stock Exchange. From January 1979 to December 1997, Mr. Kipnis was a partner of the Chicago-based law firm of Holleb & Coff. Prior to attending law school, Mr. Kipnis was a Certified Public Accountant with Price Waterhouse and Company. He holds a B.S. degree in accounting from the University of Illinois and a J.D. degree from Northwestern University School of Law.

        Thomas M. Longust, age 61, has served as a director of the Company since the Company's acquisition of First Capital in March 2001. From August 1996 until March 2001, Mr. Longust served as a director of First Capital. Mr. Longust is the Chairman and Chief Executive Officer of Longust Distributing Inc., a distributing company headquartered in Phoenix, Arizona, which he founded in 1973. Longust Distributing Inc. is a distributor of floor covering products for Mannington Industries and for the Shaw Mark Division of Shaw Industries. It is also a major importer of ceramic tiles from Europe and South America. Prior to that time, Mr. Longust held management positions at Monsanto and Olin Industries and was an instructor at St. Louis University Business School. Mr. Longust received a Bachelor and a Masters Degree in Finance and Economics from St. Louis University and has completed course work toward a PhD from the same university.

        Jonathan C. Lorenz, age 51, has served as President and Vice Chairman of the Board of Directors of the Company since March 1995. He also serves as Vice Chairman of the Board and Chief Executive Officer of the Bank. In addition, he is a director of CBL, CoBiz Insurance, Inc., CoBiz Connect, Inc. and CoBiz GMB, Inc., which are direct or indirect subsidiaries of the Company. From June 1993 to March 1995, Mr. Lorenz pursued various business investment opportunities, including the formation of First Western Growth Fund, a small business investment company. Mr. Lorenz was employed by Colorado National Bank ("CNB") in various capacities from September 1976 to June 1993. Mr. Lorenz' last position with CNB was Senior Vice President and Manager of Corporate Banking.

        Evan Makovsky, age 58, has served as a director of the Company since January 2003. He has also served as a director of the Bank since March 1997. Mr. Makovsky is the co-founder of Shames-Makovsky Realty Company, which specializes in the sale and leasing of commercial, industrial and investment properties. In the mid-1980's Shames-Makovsky Realty Company formed Shames-Makovsky Mortgage Company, which specializes in "gap" financing. He holds a B.S.B.A. degree in Business and a M.S.B.A. degree in Finance from the University of Denver.

        Noel N. Rothman, age 73, has served as a director of the Company since September 1994. Mr. Rothman is a private investor and has served as President of Namtor, Inc. ("Namtor"), a closely held business services company in which he has been a principal shareholder, since September 1985. Mr. Rothman attended Wayne State University.

        Timothy J. Travis, age 58, has served as a director of the Company since May 1998. Since November 1981, Mr. Travis has been the President and Chief Executive Officer of Eaton Metal Products Company, with which he has been employed since 1963. Mr. Travis is also President of the Denver Area Council of Boy Scouts of America.

DIRECTORS CONTINUING IN OFFICE

        Michael B. Burgamy, age 57, has served as a director of the Company and the Bank since May 1998. From 1999 to April 2001, Mr. Burgamy served as the Chief Financial Officer of Colibri Holding Corporation, a manufacturer of pet products and garden supplies. In April 2001, Mr. Burgamy became a director of Colibri Holding Corporation. From 1991 to 1999, Mr. Burgamy served as the President of Perky-Pet Products Co., a manufacturer of pet products and supplies. From January 1976 to November 1994, he was President of CGS Distributing, Inc., a wholesale distributor of lawn and garden supplies. He holds a B.S. degree in engineering management from the United States Air Force Academy.

        Harold F. Mosanko, age 63, served as First Capital's Chief Executive Officer from 1995 until First Capital's merger into the Bank in September 2001. He became a director of the Company upon the completion of the Company's acquisition of First Capital in March 2001. He has also served as a Vice Chairman of the Bank since February 2002. Prior to 1995, he had 25 years of banking experience at Valley National Bank of Arizona ("Valley"). His positions included Executive Vice President in charge of commercial lending, the commercial marketing group and Senior Branch Administrator. In 1982, Mr. Mosanko left Valley and became a principal in a financial services firm that was active in mergers and acquisitions and financial securities. Mr. Mosanko subsequently returned to Valley in 1984. He attended the Detroit College of Business.

        Howard R. Ross, age 76, has served as a director of the Company since September 1994 and as a director of the Bank since March 1995. Mr. Ross is a private investor and has served as President of H.R. Financial, Inc., a closely held investment company in which he is the principal shareholder, since May 1994. From August 1992 to March 1999, Mr. Ross served as a director of Western Capital, and, from August 1992 to July 1995, he served as Vice Chairman of the Board of River Valley Bank—Texas. He holds a B.S. degree in mechanical engineering from the Illinois Institute of Technology.

2.    Ratification of Independent Accountants

        The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2003. Deloitte & Touche LLP has no relationship with the Company other than that arising from its engagement as independent accountants. See "Relationships with Independent Public Accountants" below. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2003.

3.    Shareholder Proposal

        Mr. Gerald R. Armstrong, whose address and telephone number are 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, (303) 355-1199, and who is the beneficial owner of 2,625 shares of the Company's Common Stock, has informed the Company that he intends to present a proposal for consideration at the Annual Meeting. The proposal and supporting statement of Mr. Armstrong are set forth below. The Board of Directors opposes this proposal for the reasons described in the Board of Directors' Statement in Opposition.

PROPOSAL OF MR. ARMSTRONG:

          "That the shareholders of CoBiz Inc. request that the Board of Directors cease using any form of executive compensation, including executive stock options, unless the costs of such compensation are included as an expense in the annual income and expense statements."

SUPPORTING STATEMENT OF MR. ARMSTRONG:

          "Stock options are an important component of executive compensation at CoBiz Inc. Grants of options are to provide positive incentives for executives to focus on long-term value. Increasing the use of stock options at a time of growing investor skepticism of the accuracy and transparency of financial reporting has prompted an intense public awareness of the appropriate accounting treatment for stock options.

          Current accounting rules give companies a choice of reporting stock option expenses in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many corporations, including CoBiz, Inc., choose to report the calculated cost of company stock options as a footnote in the corporate annual report. Thus, the option costs are not included in the determination of the operating income.

          The proponent believes that including the estimated costs of stock options in the company income statements would more accurately reflect the operational earnings.

          Warren Buffett has stated, "stock options are compensation and compensation is an expense....it should be included as an expense."

          Alan Greenspan has said this disclosure should not effect market prices for shares.

          Several corporations including Bank of America Corporation, Bank One Corporation, Bank of New York Company, Inc., State Street Corporation, Wachovia Corporation, Fleet Financial Corporation, AMB Property Corporation, and American Express Company have followed this advice and are now disclosing option costs as an expense.

          Standard & Poor's report—"Measures of Corporate Earnings" (Revised May 14, 2002)—outlines a formula for accurately calculating the after-tax earnings generated by a corporation. Its call for a more accurate "core earnings" calculation of earnings was prompted by financial reporting. The accounting treatment for stock options was the main subject and the compelling logic advanced by S & P for including stock option costs in earnings statements is that stock grants are components of executive compensation packages, and like other compensation such as salaries, cash bonuses, and other employee benefits, it should be included as an expense in the calculation of operational earnings.

          The proponent believes the failure to treat stock option grant costs as expenses on income statements can misrepresent the level of profits at CoBiz, Inc. He believes the failure to expense stock option costs can result in a "no-cost" compensation attitude that could increase the excessive use of stock options.

          If you agree, please vote "FOR" this proposal."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION:

        The Board of Directors recommends that shareholders reject this proposal. Current accounting rules give companies the choice to account for equity-based compensation plans using either the intrinsic value method or the fair value method. The Company, together with a majority of publicly traded corporations, uses the intrinsic value method. Under this method, the Company recognizes compensation expense in the amount, if any, by which the market price of the underlying stock on the grant date exceeds the exercise price of the option. The fair value method requires companies to use an option valuation model to record the fair value of stock options as a compensation expense.

        Stock options granted by the Company typically have an exercise price equal to or in excess of the market price of the underlying stock as of the grant date, which means that the Company does not record a compensation expense. However, applicable accounting rules require companies utilizing the intrinsic value method to provide footnotes to their financial statements disclosing the pro forma effects on net income and earnings if the fair value method had been used. In accordance with these accounting rules, the footnotes to the Company's consolidated financial statements clearly disclose the impact that the fair value method of accounting would have on the Company's earnings per share. Thus, the impact of the proposal would be only to alter the location and format of the presentation of this information. Investors have always had and will continue to have a clear picture of the impact of stock option grants on the Company's earnings.

        Stock options are considered to be an essential element of the Company's mission to attract and retain qualified personnel. Stock option grants are made by the Company's Compensation Committee only after a careful consideration of all relevant factors, including the potential dilutive effect on the Company's earnings. This careful evaluation of stock option grants will continue regardless of the accounting treatment that the Company employs.

        The appropriate accounting treatment for equity-based compensation plans is a serious and complicated topic that has recently generated widespread debate in the accounting profession. It may well be the case that generally accepted accounting principles will be changed to require the use of the fair value method. In the meantime, given a choice under applicable accounting rules, the Board of Directors believe that it is in the best interests of the shareholders to adhere to prevailing industry practice. Although certain large companies have announced an intent to adopt the fair value method, the Board of Directors believes that most companies continue to use the intrinsic value method. In order for the Company's financial statements to be comparable to those of other companies, the intrinsic value method should be retained. The Board of Directors will continue to monitor developments in this area and will adopt a new method of accounting for equity-based compensation when and if it is required by generally accepted accounting principles or becomes the norm among comparable public companies. Until that time, the Board of Directors believes that adopting the fair value method would benefit neither the Company nor its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS PROPOSAL.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company has standing Executive, Audit, Nominating and Compensation Committees.

Executive Committee

        The Executive Committee is authorized to exercise certain of the powers of the Board of Directors, subject to ratification by the full Board of Directors, and meets as needed, usually in situations where it is not feasible to take action by the full Board of Directors. The Executive Committee is comprised of Messrs. Ross, Lorenz and Bangert.

Audit Committee

        The Audit Committee operates pursuant to a written Charter adopted by the Company's Board of Directors. A copy of that charter is attached as Appendix A to this proxy statement. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee recommends the independent auditor for appointment by the Board. The Audit Committee also aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent accountants prior to the presentation of financial statements to shareholders, initiates, as appropriate, inquiries into aspects of the Company's financial affairs and performs such other functions as the Board of Directors may direct.

        The Audit Committee consists of three members, Messrs. Burgamy, Kipnis and Longust, all of whom are "independent" under the Nasdaq listing standards as currently in effect. The Committee members do not have any relationship to the Company that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director. None of the Committee members are current officers or employees of the Company or its affiliates.

Nominating Committee

        The Nominating Committee proposes nominees for Board membership to the full Board of Directors based upon recommendations of the Chairman, and other Board members, in consultation with the President. The Nominating Committee reviews, at least annually, the structure of the Board to ensure the proper skills and experience are represented on the Board. The Nominating Committee is also responsible for recommending the membership of the various committees of the Board. In addition, the Committee also reviews outside directorships in other publicly-held companies by senior officers of the company. The Nominating Committee consists of two members, Messrs. Burgamy and Rothman.

Compensation Committee

        The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and employees, administers the Company's 1995, 1997, 1998 and 2002 Stock Incentive Plans and performs such other functions as the Board of Directors may direct. The Compensation Committee is comprised of Messrs. Kennedy, Rothman and Travis.

Compensation Committee Interlocks and Insider Participation

        No officer or employee of the Company or any of its subsidiaries served as a member of the Compensation Committee during 2002. Further, no executive officer of the Company served on the compensation committee or as a director of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Board of Directors of the Company.

        We currently lease approximately 57,000 square feet of our downtown Denver facility from Kesef, LLC ("Kesef"), an entity in which Mr. Makovsky owns 20%, for approximately $107,000 per month. Messrs. Bangert, Lorenz, Ross and Rothman (through Namtor-Denver Property LLC–"Namtor") each previously owned a 16% interest in Kesef, but sold their interests in 2002. Kesef purchased the building in January 1998. The initial term of this lease is ten years, with an option to renew for an additional ten-year term at current market rates.

        In addition, Shames-Makovsky Realty Company, an entity of which Mr. Makovsky is the majority owner and managing general partner, acts as the property management firm for our facility located in Surprise, Arizona, and receives compensation directly from the owning entity for its services. Shames- Makovsky Realty Company has also been engaged by the owners of our future Northeast Denver location (expected to open in the third quarter of 2003), to act as the property manager.

        In July 1997, the Bank committed to purchase up to $500,000 of limited partnership interests in Prairie Capital Mezzanine Fund, L.P. ("Prairie Capital"), an investment fund having $24 million in total capital commitments that makes subordinated debt and preferred stock investments in a wide variety of small businesses throughout the United States. Prairie Capital is licensed as a Small Business Investment Company. We intend to refer companies in our area requiring this type of investment capital to Prairie Capital. As of December 31, 2002, the Bank's aggregate investment in Prairie Capital was $450,000, and the Bank was subject to additional capital calls pursuant to which it may be required to invest additional capital of $50,000 in Prairie Capital. Messrs. Bangert and Ross, Mr. Ross' wife and Namtor, have made individual capital commitments to Prairie Capital in amounts of $2 million, $2 million, $50,000 and $1.5 million, respectively, and own interests in Prairie Capital proportionate to their capital commitments. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital. The general partner of Prairie Capital has agreed to make certain payments to the Bank, Messrs. Bangert and Ross, Mrs. Ross and Namtor (pro rata, in proportion to their respective investments in Prairie Capital) following the liquidation of Prairie Capital in the event that they do not realize an internal rate of return of at least 25% on their respective investments.

        In addition, the Bank has committed $1,000,000 to a second fund, Prairie Capital Mezzanine Fund II, L.P. ("Prairie Capital II,"). As of December 31, 2002 the Bank's aggregate investment in Prairie Capital II was $700,000, and the Bank was subject to additional capital calls pursuant to which it may be required to invest additional capital of $300,000 in Prairie Capital II. Messrs. Bangert, Ross, Rothman and Burgamy have beneficial interests and capital commitments to Prairie Capital II in amounts of $2 million, $3.5 million, $780,000 and $500,000, respectively, and own interests in Prairie Capital II proportionate to their capital commitments. The general partner of Prairie Capital II has not made any guarantees regarding the financial returns of this fund. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital II.

        The Company has committed to purchase up to $1,306,000 of limited partnership interests in GMB Equity Partners I, L.P. ("GMB Equity Partners"), an investment fund having $6,531,000 in total capital commitments. The Company intends to contribute selected investments received by GMB as payment for their investment banking services into the fund. Certain individuals, who are also senior management of GMB, manage the fund.

MEETINGS OF THE BOARD AND COMMITTEES

        During 2002, the Board of Directors held four meetings, the Executive Committee held no meetings, the Audit Committee held five meetings, the Nominating Committee held one meeting and the Compensation Committee held two meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served, with the exception of Mr. Longust, who was appointed to the Audit Committee in July 2002 but was unable to attend until the next scheduled meeting held in October 2002.

MANAGEMENT

Executive Officers

        Information regarding executive officers of the Company is set forth below:

Name	Age	Position
Steven Bangert	46	Chairman of the Board and Chief Executive Officer
Jonathan C. Lorenz	51	Vice Chairman of the Board and President
Richard J. Dalton	46	Executive Vice President and Chief Financial Officer
Kevin W. Ahern	40	Senior Vice President
Lyne B. Andrich	36	Senior Vice President and Controller

        Biographical information for Messrs. Bangert and Lorenz is set forth above under "Election of Directors."

        Richard J. Dalton has served as the Executive Vice President and Chief Financial Officer of the Company since January 1997. He is also a director of CoBiz Connect, Inc., a subsidiary of the Company. From August 1992 to January 1998, Mr. Dalton was the Vice President of Western Capital. From August 1992 to June 1998, Mr. Dalton served as the President and Chief Executive Officer of River Valley Bank—Texas. He holds a B.S. degree in business administration from the University of Southern Colorado and an M.B.A. from the University of Colorado.

        Kevin W. Ahern has served as Senior Vice President of the Company since April 2000 and is responsible for building and managing fee-based business lines for the Company. He is a director of CoBiz Connect, Inc., CoBiz Insurance, Inc. and CoBiz GMB, Inc., all subsidiaries of the Company. From April 1997 to March 2000, Mr. Ahern was employed by Sterling Capital, Ltd. of Northbrook, Illinois, a private equity, venture capital and real estate investment firm, where he was a member of Sterling Finance Management, LLC, a consultant to Sterling Asset Management, L.L.C. and Sterling Venture Partners, L.P. and worked on a number of specialty-finance related private equity transactions. From December 1991 to March 1997, Mr. Ahern was a Vice President and Senior Portfolio Manager for ING Investment Management in Denver, Colorado. He holds a B.S. degree in business administration from the University of Northern Colorado, an M.B.A. from the University of Connecticut and is a Chartered Financial Analyst.

        Lyne B. Andrich has served as Senior Vice President of the Company since July 1999 and Vice President and Controller of the Company since May 1997. She is also a director of CoBiz Insurance, Inc., a subsidiary of the Company. From November 1995 to May 1997, Ms. Andrich was a regional reporting manager for Key Bank of the Rocky Mountains. From June 1989 to November 1995, Ms. Andrich held several positions with Bank One, Colorado, N.A., including Assistant Controller, Financial Reporting Manager and internal auditor. She holds a B.S. degree in accounting from the University of Florida and is licensed as a Certified Public Accountant in the State of Colorado.

Executive Compensation

        The following table sets forth the cash and noncash compensation for fiscal years 2000, 2001 and 2002 awarded to or earned by (i) the individual who served as the Company's Chief Executive Officer ("CEO") in fiscal year 2002; and (ii) the Company's four most highly compensated executive officers, other than the CEO (collectively, with the CEO, the "Named Executive Officers"), who were serving as executive officers for fiscal year 2002:

Summary Compensation Table

		Annual Compensation(1)				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary(2)		Bonus(3)		Securities Underlying Options	All Other Compensation
Steven Bangert Chairman and CEO	2002 2001 2000	$ $ $	350,000 300,000 250,000	$ $ $	— 100,000 58,750	75,543 — —	$ $ $	11,243 10,479 10,806	(4)
Jonathan C. Lorenz Vice Chairman and President	2002 2001 2000	$ $ $	250,000 225,000 200,000	$ $ $	— 80,000 58,750	44,560 6,000 —	$ $ $	11,243 10,479 10,806	(5)
Richard J. Dalton Executive Vice President and CFO	2002 2001 2000	$ $ $	172,500 155,000 130,000	$ $ $	— 40,000 26,010	30,227 6,000 4,575	$ $ $	10,593 9,560 8,043	(6)
Kevin W. Ahern Senior Vice President	2002 2001 2000	$ $ $	110,250 105,000 65,576	$ $ $	20,000 25,000 —	— 3,750 15,000	$ $ $	6,790 6,466 81	(7)
Lyne B. Andrich Senior Vice President and Controller	2002 2001 2000	$ $ $	90,400 80,000 71,000	$ $ $	18,000 17,750 12,500	10,000 3,750 6,000	$ $ $	5,599 4,915 3,675	(8)

(1)
The value of other annual compensation did not exceed the lesser of $50,000 or 10% of annual salary and bonus for any Named Executive Officer.

(2)
Actual salary paid in each respective fiscal year.

(3)
Actual bonus paid in each respective fiscal year.

(4)
All other compensation for 2002 consists of $243 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Bangert, and $11,000 contributed to Mr. Bangert's account in the Company's 401(K) Plan.

(5)
All other compensation for 2002 consists of $243 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Lorenz, and $11,000 contributed to Mr. Lorenz's account in the Company's 401(K) Plan.

(6)
All other compensation for 2002 consists of $243 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Dalton, and $10,350 contributed to Mr. Dalton's account in the Company's 401(K) Plan.

(7)
All other compensation for 2002 consists of $175 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Ahern, and $6,615 contributed to Mr. Ahern's account in the Company's 401(K) Plan.

(8)
All other compensation for 2002 consists of $175 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Ms. Andrich, and $5,424 contributed to Ms. Andrich's account in the Company's 401(K) Plan.

        The following table summarizes individual grants of stock options made during the 2002 fiscal year to each of the Named Executive Officers:

Option Grants in 2002

						Potential realizable value at assumed annual rates of stock price appreciation for option term(6)
	Number of securities underlying options granted		Percent of total options granted to employees in 2002
Name				Exercise price(5)	Expiration date
						5%	10%
Steven Bangert	45,543	(1)	11.4%	$15.80	6/19/2007	$198,776	$439,235
Steven Bangert	30,000	(1)	7.5%	$18.00	6/19/2007	$64,937	$223,332
Jonathan C. Lorenz	24,560	(1)	6.2%	$15.80	6/19/2012	$244,084	$618,580
Jonathan C. Lorenz	20,000	(2)	5.0%	$18.00	6/19/2012	$154,765	$459,730
Richard J. Dalton	15,227	(1)	3.8%	$15.80	6/19/2012	$151,330	$383,515
Richard J. Dalton	8,101	(2)	2.0%	$18.00	6/19/2012	$62,688	$186,213
Richard J. Dalton	5,174	(3)	1.3%	$18.00	6/19/2012	$40,038	$118,932
Richard J. Dalton	1,725	(4)	0.4%	$18.00	6/19/2012	$13,348	$39,652
Lyne B. Andrich	10,000	(2)	2.5%	$18.00	6/19/2012	$77,383	$229,865

(1)
Options granted immediately vested.

(2)
Options granted vest 25% per year commencing one year from the date of grant becoming fully exercisable after four years.

(3)
Options granted vest 33 1/3% upon first, third and fourth anniversary of grant date.

(4)
Options granted fully vest upon second anniversary of grant date.

(5)
In each case, the exercise price was equal to or greater than the market price of the Common Stock on the date of grant.

(6)
The rates of appreciation used are for illustration only. No assurance can be given that actual experience will correspond to the assumed rates.

        The following table summarizes, on an aggregate basis, each exercise of stock options during the 2002 fiscal year by each of the Named Executive Officers and the 2002 fiscal year-end value of their unexercised options.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of securities underlying unexercised options at FY-end		Value of unexercised in-the- money options at FY-end(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven Bangert	—	$—	118,844	—	$152,335	$—
Jonathan C. Lorenz	—	$—	84,267	26,000	$627,027	$17,100
Richard J. Dalton	1,000	$12,690	51,544	24,000	$327,731	$29,640
Kevin W. Ahern	—	$—	7,500	11,250	$46,350	$57,038
Lyne B. Andrich	—	$—	14,568	18,250	$120,297	$32,498

(1)
Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 2002,

  based on the closing sale price of the common stock on December 31, 2002, as reported on the Nasdaq National Market of $14.85 per share, and the exercise price of the options of $1.41 to $12.00 per share.

Stock Option Plans

        The Company has adopted several incentive stock option plans to reward and provide long-term incentives for directors and key employees of the Company. The term of all options issued may not exceed ten years. The significant terms of each plan is set forth below.

  •
  The 1995 Incentive Stock Option Plan (the "1995 Plan")

        One-fourth of the options included under the 1995 Plan vest on each of the first four anniversaries of the grant. Under the 1995 Plan, Incentive Stock Options may not be granted at an exercise price of less than the fair market value of the Common Stock on the date of grant.

  •
  The 1997 Incentive Stock Option Plan (the "1997 Plan")

        The majority of the options issued under the 1997 Plan are exercisable commencing one year from the date of grant and vest 25% per year thereafter becoming fully exercisable after four years.

  •
  The 1998 Stock Incentive Plan (the "1998 Plan")

        The exercise price for options granted under the 1998 Plan must be at least equal to 100% of the fair market value of the Common Stock on the date of grant. The 1998 Plan permits the granting of Incentive Stock Options and non-qualified stock options. Options granted under the 1998 Plan have vesting schedules ranging from immediately exercisable to being exercisable four years from the grant date.

  •
  First Capital Stock Incentive Plan (the "First Capital Plan")

        As part of the acquisition of First Capital, CoBiz assumed the First Capital Plan. The options issued under the First Capital Plan vest 25% per year for the first two years and 50% in the third year. No additional shares under the First Capital Plan will be granted.

  •
  The 2002 Equity Incentive Plan (the "2002 Plan")

        Under the 2002 Plan, the option price cannot be less than 85% of the fair market value of the Common Stock on the date of grant. Under the 2002 Plan, the Compensation Committee has the authority to determine the identity of the key employees, consultants and directors who shall be granted options, and the vesting terms.

        The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all equity compensation plans not previously approved by the stockholders as of December 31, 2002. Options and exercise prices have been adjusted to reflect certain stock dividends.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,427,003	$10.16	363,770
Equity compensation plans not approved by security holders	—	—	—

Total	1,427,003	$10.16	363,770

Employment Agreements

        The Company has entered into employment agreements with each of Lyne B. Andrich, Richard J. Dalton and Jonathan C. Lorenz. Each such agreement is terminable at will by the Company or the employee and provides for annual salary and eligibility for a bonus and stock option grants. The agreements with Messrs. Dalton and Lorenz also provide for the use of a Company automobile or auto allowance and expenses related to membership at a country, health or social club. Each such agreement provides that, during the term of the agreement and for one year thereafter, the employee is prohibited from soliciting any employees or customers of the Company or the Bank. In the event that the Company terminates the employment agreement for reasons other than "for cause" or constructively discharges the employee (for example, by materially decreasing his or her responsibilities or his or her compensation) or the employee's employment is terminated because of disability or death, the Company is required to pay the employee one full year of salary (including bonus) and maintain all other benefits for one full year after termination. Moreover, each such employment agreement requires the Company to make a lump sum payment to such employee in an amount equal to a multiple of such employee's annual compensation in the event that their employment is terminated within two years of the occurrence of certain types of changes of control of the Company or the Bank. Messrs. Dalton and Lorenz and Ms. Andrich would have received lump-sum severance payments of $387,000, $886,000 and $217,000, respectively, upon a termination of employment after such a change in control based on 2002 compensation.

Compensation Committee Report on Executive Compensation

        The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and maintain qualified executives. To achieve this objective, the Company's Compensation Committee has structured executive compensation to include a fixed, base salary component and a contingent component tied to operating performance. The Committee believes this compensation structure enables the Company to attract and retain key executives.

        In setting base compensation, the Compensation Committee considers the overall performance of each executive with respect to the duties and responsibilities assigned him or her. Further, periodic surveys are taken of compensation levels and benefit programs offered by other community banks, bank holding companies and other industries in our market area, which provide the Compensation Committee with information on which to evaluate salary and compensation programs. The

Compensation Committee maintains a philosophy that a significant element of compensation of executive officers must be directly and materially linked to operating performance. The benefit plans provided to the executive officers are designed to accomplish that goal. In particular, cash bonuses are heavily dependent on the Company meeting or exceeding budgeted net income objectives, as well as asset quality standards. The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each executive has responsibility as well as for Company-wide performance. In 2002, the performance measurements were based on various factors including: the Company meeting its net income objectives; the individual banks' income contributions, non-interest income growth, control of non-interest expenses and asset quality; referrals between business lines; and growth objectives for total loans, total deposits and total assets.

        The 2002 salary level of the Company's Chief Executive Officer, Mr. Bangert, was established consistent with this compensation policy. The Compensation Committee conducted a review of Mr. Bangert's base compensation in January 2002. In its review, the Compensation Committee determined that the performance of Mr. Bangert was excellent, based upon the factors described above. As a result of this review, Mr. Bangert's salary was increased by $50,000 to $350,000. Mr. Bangert was not awarded a cash performance bonus in 2002; however, he was granted incentive stock options. The Compensation Committee approved the issuance of 45,543 options at a strike price of $15.80, and 30,000 options at a strike price of $18.00 to Mr. Bangert. Both grants have a term of five years. The closing price of the Company's stock on the date of grant was $15.80. The Compensation Committee's decision as to the number of options and terms of the grant to Mr. Bangert was made after consideration of the Company's prior year's earning per share, and achievement of certain growth objectives and strategic goals.

        The Company's stock incentive plans are an important component of the Company's compensation program for executive officers and other employees. The plans are intended to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders as the optionees accumulate meaningful stakes in the Company. The Compensation Committee makes all decisions concerning the granting of stock options to executive officers. These decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. The Compensation Committee believes that the stock option program is a valuable tool in recruiting, retaining and motivating employees, including executive officers.

        The Company maintains a 401(k) retirement savings plan applicable to all eligible employees, including executive officers. Under the plan, the Company typically matches a portion of employee contributions (for 2002, employee contributions were matched up to a maximum of 6% of compensation). At December 31, 2002, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally four years from commencement of employment, on the basis of the officers' past service with the Company.

        The Compensation Committee believes that the base salary compensation provided to the executive officers of the Company, including the Named Executive Officers, is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional, continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

        This report is submitted by the members of the Compensation Committee:

Noel N. Rothman, Chairman
Alan R. Kennedy
Timothy J. Travis

Compensation of Directors

        Each director who is not an employee of the Company is paid a director's fee of $1,000 for each meeting of the Board of Directors, or any committee thereof, attended by such director. In addition, during 2002 each director who was not an officer of the Company received options to purchase 1,240 shares of Common Stock for $13.50 per share under the 1998 Option Plan. In addition, any director who also served on the Bank's board of directors received an additional 415 shares of Common Stock for $13.50 per share under the 1998 Option Plan. Directors of the Company who also serve as employees do not receive additional compensation for their services as directors or committee members. All directors are reimbursed for expenses incurred in attending board and committee meetings.

Stock Performance Comparisons

        The following table compares the cumulative total return on a hypothetical investment of $100 in CoBiz common stock at our initial public offering price on June 18, 1998 and the closing prices on December 31, 1998, 1999, 2000, 2001 and 2002, with the hypothetical cumulative total return on the Nasdaq Composite Index and the Nasdaq Bank Index for the comparable period.

	6/18/1998	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
CoBiz Inc.	$100	$91	$107	$146	$175	$195
NASDAQ Composite Index	100	124	230	140	111	77
NASDAQ Bank Index	100	89	84	98	110	117

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        A representative of Deloitte & Touche LLP, the Company's independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement.

        Audit Fees.    Deloitte & Touche LLP billed a total of $200,000 for the audit of the Company's financial statements included in the annual report on Form 10-K for the year ended December 31, 2002, and the review of quarterly reports on Forms 10-Q filed during that year.

        Financial Information Systems Design and Implementation Fees.    Deloitte & Touche did not render any professional services to us in 2002 with respect to financial systems design and implementation.

        Other Fees.    Deloitte & Touche LLP billed a total of $109,180 for other services for the year ended December 31, 2002, including:

  (1)
  $98,680 for income tax consulting, planning and return preparation;

  (2)
  $3,500 related to merger and acquisition activity; and

  (3)
  $7,000 for the review of the Company's S-8 filings related to its registration of securities issued under the 2002 Equity Incentive Plan and CoBiz Inc. Employees 401(k) Plan.

AUDIT COMMITTEE REPORT

        The Audit Committee, in its oversight role over (1) the Company's financial accounting and reporting process, (2) the Company's system of internal controls established by management and (3) the external audit process, has met with management and the independent auditors of the Company. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the independent auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates used in the Company's financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61 ("SAS 61"), Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications ("SAS 90").

        The Audit Committee reviews and reports to the board of directors regarding the performance of the internal audit function and independent auditors, the integrity of the financial statements, management's efforts to maintain a system of internal controls, and compliance with legal and regulatory requirements. The committee:

  (1)
  has reviewed and discussed the audited financial statements included in the Company's 2002 Annual Report and Form 10-K with management;

  (2)
  has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90;

  (3)
  has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and

  (4)
  has discussed with the auditors the auditors' independence from the Company.

        Based upon this review, discussion, disclosures, and materials described in (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2002 Annual Report on Form 10-K. The committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

        This report is submitted by the Audit Committee.

Michael B. Burgamy, Chairman
Thomas M. Longust
Mark S. Kipnis

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of April 9, 2003, certain information regarding beneficial ownership of the Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company and each nominee for election, (iii) each Named Executive Officer and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such owners.

Name and address of owner(1)	Number of shares beneficially owned	Percent of Class(2)
Kevin W. Ahern(3)	17,514	*
Lyne B. Andrich(4)	21,275	*
Steven Bangert(5)	1,692,024	12.50%
Virginia K. Berkeley(6)	77,801	*
Michael B. Burgamy(7)	153,783	1.15%
Jerry W. Chapman	—	—
Richard J. Dalton(8)	170,671	1.27%
Alan R. Kennedy(9)	56,978	*
Mark S. Kipnis(10)	31,320	*
Thomas M. Longust(9)	46,037	*
Jonathan C. Lorenz(11)	282,111	2.09%
Evan Makovsky(12)	58,986	*
Harold F. Mosanko(13)	187,906	1.39%
Howard R. Ross(14)	2,004,354	14.94%
Noel N. Rothman(15)	1,197,243	8.92%
Timothy J. Travis(10)	61,728	*
All directors and executive officers as a group (15 persons)(16)	5,515,555	39.63%

(*)
Denotes less than 1% of shares outstanding.

(1)
Unless otherwise indicated, the address of each of the above-named shareholders is c/o CoBiz Inc., 821 Seventeenth Street, Denver, Colorado 80202.

(2)
In calculating the percentage ownership of each individual and group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of April 9, 2003.

(3)
Includes 11,250 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(4)
Includes 18,368 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(5)
Includes 159,045 shares held by Mr. Bangert's minor children, 457,125 shares held by Hawthorne Colorado, Inc. ("Hawthorne"), an entity of which Mr. Bangert is a director and 50% shareholder, 87,051 shares held by Remount Capital LLC ("Remount"), an entity of which Mr. Bangert is a 50% shareholder, and 118,844 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(6)
Includes 2,589 shares held by Ms. Berkeley's minor child and 26,863 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(7)
Includes 1,500 shares held by Mr. Burgamy's wife and 11,758 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(8)
Includes 54,544 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(9)
Includes 9,459 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(10)
Includes 8,816 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(11)
Includes 750 shares held by Mr. Lorenz' dependent children and 86,677 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(12)
Includes 1,255 shares held by Mr. Makovsky's wife and 32,500 shares held by the Shames-Makovsky Profit Sharing Plan, an entity of which Mr. Makovsky is an owner, and 4,024 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(13)
Includes 51,284 shares held jointly with members of Mr. Mosanko's immediate family and 124,523 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(14)
Includes 45,962 shares held by Mr. Ross' wife and 457,125 shares held by Hawthorne, an entity of which Mr. Ross is a director and 50% shareholder, 87,051 shares held by Remount, an entity of which Mr. Ross is a 50% shareholder, and 1,440 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(15)
Includes 25,500 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner, 79,132 shares held in various family trusts and 8,816 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

(16)
Includes 503,657 shares which may be issued upon the exercise of options exercisable within 60 days after April 9, 2003.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Our executive officers, key employees, directors and principal shareholders, members of their immediate families and businesses in which they hold controlling interests are our customers, and it is anticipated that such parties will continue to be our customers in the future. All outstanding loans and extensions of credit by us to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and, in our opinion, do not involve more than the normal risk of collectibility or contain other features unfavorable to us. At December 31, 2002, the aggregate balance of our loans and advances under existing lines of credit to these parties was approximately $10.1 million, or 1.3% of our total loans and leases.

        For additional information on certain relationships and transactions between the Company and certain officers, directors and principal shareholders, see "Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms furnished to the Company, each of the Company's directors, officers and beneficial owners of more than 10% of the outstanding Common Stock have filed all forms required by Section 16 of the Exchange Act in fiscal 2002, except for Messrs. Bangert, Dalton, Burgamy, Kennedy, Kipnis, Longust, Ross, Rothman and Travis, each of whom did not timely file a Form 4 with respect to one transaction.

2002 ANNUAL REPORT TO SHAREHOLDERS

        Included with this Proxy Statement is the Company's 2002 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR
2004 ANNUAL MEETING

        Shareholder proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting of Shareholders in the year 2004 must be received by the Secretary of the Company not later than December 17, 2003.

        If the Company does not receive notice of a matter or proposal to be considered for the 2004 Annual Meeting of Shareholders (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement for such annual meeting) on or before March 2, 2004, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

OTHER MATTERS

        The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed return envelope.

By Order of the Board of Directors,

Richard J. Dalton
Executive Vice President,
Chief Financial Officer
And Secretary

Dated: April 16, 2003

        UPON WRITTEN REQUEST OF A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THIS SHAREHOLDERS MEETING WHO DID NOT RECEIVE A COPY OF THE ENCLOSED ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, ACCOMPANIED BY A LIST BRIEFLY DESCRIBING ALL THE EXHIBITS THERETO AND NOT CONTAINED THEREIN. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT UPON THE ADDITIONAL REQUEST OF SUCH PERSON AND THE PAYMENT OF A FEE OF $0.25 PER PAGE. ADDRESS ANY SUCH REQUESTS TO RICHARD J. DALTON, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, COBIZ INC., 821 17TH STREET, DENVER, CO 80202. THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

Annex A

CoBiz Inc.
American Business Bank, N.A.

Audit Committee Charter

        The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of CoBiz Inc. and American Business Bank, N.A. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

        The Committee will be comprised of three or more outside directors as determined by the Board. The members of the Committee will meet the independence and expertise requirements of applicable laws and regulations and the listing standards of the Nasdaq Stock Market (Nasdaq). Without limiting the generality of the foregoing, no member of the audit committee, other than in his or her capacity as a member of the Board, the audit committee or any other committee of the Board, shall (i) accept any consulting, advisory or other compensatory fee from the Company, or (ii) be an "affiliated person" (within the meaning of the Sarbanes-Oxley Act of 2002) of the Company or any of its subsidiaries. The members of the Committee will be nominated by a nominating committee consisting solely of independent directors and elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. At least one member of the Committee will be a "financial expert" as that term is defined by the Commission. The Committee will elect one of the members of the Committee as Committee Chair.

RESPONSIBILITY

        The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. Without limiting the generality of the foregoing, the Committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm will report directly to the Committee. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Committee. The Committee will make regular reports to the Board concerning its activities.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

        The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of independent counsel and other advisers to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

FUNDING

        The Committee will be provided with any appropriate funding, as determined by the Committee, for payment of compensation to the Company's independent accountants and to any independent counsel and other advisers retained by the Committee to render advice and counsel to the Committee.

MEETINGS

        The Committee is to meet at least twice annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal auditors at least once each year and at other times when considered appropriate.

ATTENDANCE

        Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

        In carrying out its oversight responsibilities, the Committee will:

1.
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable laws and regulations and the listing standards of Nasdaq.

2.
Review with the Company's management, internal auditors and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3.
Review with the Company's management, internal auditors and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4.
Review the scope of internal auditors' work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5.
Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

6.
Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7.
Consider and preapprove any audit and non-audit services proposed to be provided by the independent accounts, other than non-audit services permitted under of Section 10A of the Securities Exchange Act of 1934 or by regulations adopted from time to time by the Public Company Accounting Oversight Board. Advise the Company's officers of any non-audit services that are approved by the Committee so that they may be disclosed in the Company's periodic reports to the Commission. The Committee may designate one or more members of the Committee to grant preapprovals.

8.
Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive confirmation from the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case.

9.
At the completion of the annual audit, review with management, internal auditors and the independent accountants the following:

•
The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

•
Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•
Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

•
Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

  If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9.
Receive and review all reports that the Company's independent accountants are required to make to the Committee and take such action, if any, on the basis thereof as the Committee deems appropriate.

10.
After preparation by management and review by internal audit and independent accountants, approve the report of the Committee required under SEC rules to be included in the Company's annual proxy statement. This charter is to be published as an appendix to the proxy statement every three years.

11.
Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

12.
Meet with management, internal auditors and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

13.
Recommend to the Board the selection, retention or termination of the Company's independent accountants.

14.
Review the appointment and replacement of the senior internal audit executive.

15.
Review with management, internal auditors and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company's employees that may have a material impact on the financial statements.

16.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

17.
Provide information to the Company's officers as to whether, and if not, the reasons therefore, at least one member of the Committee is a "financial expert," as defined under rules adopted by the Commission so that appropriate disclosure can be made in the Company's periodic reports to the Commission.

LIMITATIONS ON AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to ensure compliance with the accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. Except as otherwise expressly required by law, the members of the Audit Committee do not have to be experts in the fields of accounting or auditing, including evaluating auditor independence. The Audit Committee may rely, without independent verification, on the information and reports provided to it by management and the independent auditor unless it believes that such information or report is inaccurate or incomplete. The Audit Committee's role is not to provide an independent basis to determine that management has maintained appropriate accounting and reporting procedures or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulations, but rather to oversee the process in which those determinations are made by the independent auditor.

        As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

PROXY
CoBiz Inc.
821 17th Street
Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 16, 2003, hereby appoints Steven Bangert and Jonathan C. Lorenz proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of CoBiz Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CoBiz Inc. to be held on May 21, 2003 at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202 at 8:00 a.m., M.D.T., and any adjournment thereof. The Company has proposed matters 1 and 2 set forth below and a shareholder of the Company has proposed matter 3.

1.
ELECTION OF DIRECTORS

☐	FOR Steven Bangert	☐	WITHHOLD AUTHORITY to vote for Steven Bangert
☐	FOR Jerry W. Chapman	☐	WITHHOLD AUTHORITY to vote for Jerry W. Chapman
☐	FOR Alan R. Kennedy	☐	WITHHOLD AUTHORITY to vote for Alan R. Kennedy
☐	FOR Mark S. Kipnis	☐	WITHHOLD AUTHORITY to vote for Mark S. Kipnis
☐	FOR Thomas M. Longust	☐	WITHHOLD AUTHORITY to vote for Thomas M. Longust
☐	FOR Jonathan C. Lorenz	☐	WITHHOLD AUTHORITY to vote for Jonathan C. Lorenz
☐	FOR Evan Makovsky	☐	WITHHOLD AUTHORITY to vote for Evan Makovsky
☐	FOR Noel N. Rothman	☐	WITHHOLD AUTHORITY to vote for Noel N. Rothman
☐	FOR Timothy J. Travis	☐	WITHHOLD AUTHORITY to vote for Timothy J. Travis
2.
RATIFICATION OF INDEPENDENT ACCOUNTANTS

  ☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.
RECOMMENDATION TO THE BOARD OF DIRECTORS TO CEASE USING ANY FORM OF EXECUTIVE COMPENSATION, INCLUDING EXECUTIVE STOCK OPTIONS, UNLESS THE COSTS OF SUCH COMPENSATION ARE INCLUDED AS AN EXPENSE IN THE ANNUAL INCOME AND EXPENSE STATEMENTS

  ☐ FOR            ☐ AGAINST            ☐ ABSTAIN

4.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR items 1 and 2 above and AGAINST item 3 above.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the left. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.
Date:	, 2003

Signature

QuickLinks

CoBiz Inc.
COBIZ INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
COBIZ INC. PROXY STATEMENT
GENERAL INFORMATION
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
NOMINEES FOR DIRECTOR
DIRECTORS CONTINUING IN OFFICE
PROPOSAL OF MR. ARMSTRONG
SUPPORTING STATEMENT OF MR. ARMSTRONG
BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
COMMITTEES OF THE BOARD OF DIRECTORS
MEETINGS OF THE BOARD AND COMMITTEES
MANAGEMENT
Summary Compensation Table
Option Grants in 2002
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
2002 ANNUAL REPORT TO SHAREHOLDERS
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS